Exhibit (17)(e)

MERRILL LYNCH INTERMEDIATE GOVERNMENT BOND FUND P.O. Box 9011 Princeton, New Jersey 08543-9011

PROXY

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints Donald C. Burke, Terry K. Glenn and Phillip S. Gillespie as proxies, each with the power to appoint their substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Merrill Lynch Intermediate Government Bond Fund (the “Fund”) held of record by the undersigned on October 6, 2000 at the Special Meeting of shareholders of the Fund to be held on November 21, 2000 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

By signing and dating each card, you authorize the proxies to vote each proposal as marked, or if not marked, to vote “FOR” each proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

To vote by Telephone

1) Read the Proxy Statement and have the Proxy card below at hand.

2) Call 1-800-690-6903.

3) Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

To vote by Internet

1) Read the Proxy Statement and have the Proxy card below at hand.

2) Go to the Website www.proxyvote.com.

3) Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

MERRILL LYNCH INTERMEDIATE GOVERNMENT BOND FUND

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Vote on Proposal

1.	To approve the Agreement and Plan of Reorganization between Merrill Lynch Intermediate Government Bond Fund and Merrill Lynch Short Term U.S. Government Fund, Inc.

FOR | |	AGAINST | |	ABSTAIN | |

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

                     Signature (PLEASE SIGN WITHIN BOX)   (Date)

X
                     Signature (Joint Owners)                                   (Date)

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.